UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2005

ULTIMATE ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22532	84-0585211
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 West 84th Avenue, Suite A, Thornton, Colorado 80260

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code:(303) 412-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously reported, on January 14, 2005, Ultimate Electronics, Inc. and its subsidiaries (collectively, the “Company”) entered into a Debtor in Possession Loan and Security Agreement (as amended by the First Amendment to the Debtor in Possession Loan and Security Agreement, dated as of January 28, 2005 and the Second Amendment to the Debtor in Possession Loan and Security Agreement, dated as of March 7, 2005, the “Loan Agreement”) with, among others, the lenders identified therein (collectively, the “Lenders”).

As previously reported, on February 14, 2005, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered a Final Order (1) Approving Post-Petition Financing, (2) Authorizing Use of Cash Collateral Pursuant to 11 U.S.C. § 363, (3) Granting Liens and Providing Super-Priority Administrative Expense Status Pursuant to 11 U.S.C. §§ 363 and 364, (4) Authorizing Payment of Accrued Interest, and (5) Modifying the Automatic Stay which, among other things, provided for final approval of the Loan Agreement.

On March 16, 2005, the Company was in default under the Loan Agreement for failing to deliver (1) to a designated account proceeds from certain of its vendors and (2) to the agent under the Loan Agreement a new business plan within sixty days following the closing of the Loan Agreement (the “Defaults”).  The Loan Agreement provides that upon the occurrence of an event of default, the Lenders holding a majority of the obligations under the Loan Agreement may, among other things, terminate the unused commitments under the Loan Agreement and declare all obligations under the Loan Agreement immediately due and payable.

On March 16, 2005, the Company, the Lenders and other parties to the Loan Agreement entered into the Waiver and Third Amendment to the Debtor in Possession Loan and Security Agreement (the “Third Amendment”).  The Third Amendment provides for the waiver by the Lenders of the Defaults.  The Third Amendment also further amends the Loan Agreement to require the Company to provide to the agent under the Loan Agreement by specified dates in the Loan Agreement with certain business and financial information regarding the Company, including (1) the Company’s revised business plan, (2) identification of any liquidity shortfalls, (3) a stalking horse agency agreement for all retail locations proposed to be closed by the Company in connection with its revised business plan, (4) either commitments to provide the Company with additional funds to eliminate any liquidity shortfalls identified in its revised business plan or bid packages relating to the Company’s warehouse and remaining retail locations in a form to be provided to retail inventory liquidators, and (5) evidence that the Company has entered into an agency agreement (and obtained Bankruptcy Court approval thereof) relating to all retail locations proposed to be closed in connection with the Company’s revised business plan.

The foregoing description of the Third Amendment is qualified in its entirety by reference to the Third Amendment, a copy of which is attached hereto as Exhibit 10 and is incorporated herein by reference.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information contained in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.05   Costs Associated with Exit or Disposal Activities

As previously announced, the Company filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Filing”) in the Bankruptcy Court.  In connection with the Bankruptcy Filing, the Company is currently in the process of restructuring.  The Company is continuing to manage its properties and operate its business as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of Chapter 11 of the United States Bankruptcy Code (“Bankruptcy Code”).

In connection with the Company’s ongoing restructuring efforts, on March 21, 2005, the Board of Directors of the Company authorized a plan to close retail store locations and reduce the number of central office employees.

Under the plan, the Company will close approximately 30 of its retail store locations.  As a result of the store closures, the Company will exit the Iowa, Kansas City, Missouri, South Dakota, Texas, and Utah markets.  The Company is actively seeking bids from third party liquidators to manage the store closings.  The plan anticipates store closing sales will begin on or about April 9, 2005 and be completed by approximately June 30, 2005.  Approximately 900 employees of the Company will be impacted as a result of the store closings.

The Company expects to continue to operate 32 stores in Arizona, Kansas, Minnesota, St. Louis, Missouri, Nevada, New Mexico, and Oklahoma.

On March 22, 2005, the Company notified approximately 65 central office employees that they would be terminated.  Certain terminations were effective immediately, while others will occur over the course of the store closures, as a number of employees will be needed to facilitate the store closing process.

In conjunction with these plans, the Company will incur charges related to lease terminations, disposal of fixed assets, liquidation of inventory, employee severance and other exit costs.   In light of the Company’s current financial status, the Bankruptcy Filing and the ongoing reorganization efforts, the Company is currently unable to make an estimate of the costs, charges and cash outlays associated with the store closings.

Additional information about the Bankruptcy Filing can be found at the United States District Bankruptcy Court – District of Delaware, 824 Market Street, 3rd Floor, Wilmington, Delaware 19801 or on the Bankruptcy Court’s web site: http://www.deb.uscourts.gov or at http://www.kccllc.net/ultimate.

Item 5.02  Departure of Director

                Bruce Giesbrecht, CEO of Hollywood Entertainment Corporation (“Hollywood”), has resigned as a member of the Company’s Board of Directors, Audit Committee, and Nominating and Corporate Governance Committee effective March 22, 2005.   Mr. Giesbrecht resigned the day after Mark J. Wattles, Chairman of the Board and CEO of the Company, sent a letter to the Board of Directors of Hollywood and Blockbuster, Inc. expressing his interest in acquiring up to 50% of Hollywood’s stores.

Item 8.01  Other Events.

On March 18, 2005, the ad hoc committee of Ultimate Electronics, Inc. shareholders (the “Ad Hoc Committee”) filed a motion to (1) appoint an official committee of equity securityholders or (2) in the alternative, appoint a Chapter 11 trustee.  The Company plans to oppose the motion filed by the Ad Hoc Committee.  As previously reported in the Company’s Current Report on Form 8-K filed with the SEC on February 16, 2005, based upon testimony given by FTI Consulting at a hearing before the Bankruptcy Court on February 14, 2005, it appears unlikely that the outcome of the Company’s reorganization will result in any value for the holders of the Company’s common stock.  It is not currently possible to predict the length of time the Company will operate under the protection of the Bankruptcy Code and the supervision of the Bankruptcy Court, when the Company will file a plan or plans of reorganization with the Bankruptcy Court, the outcome of the Chapter 11 proceedings in general, or the effect of the proceedings on the business of the Company or on the interest of the various interested parties.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description of Exhibit
10	Waiver and Third Amendment to Debtor in Possession Loan and Security Agreement, dated March 16, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTIMATE ELECTRONICS, INC.

Date: March 22, 2005
	By:	/s/ DAVID A. CARTER
David A. Carter Senior Vice President—Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit
10	Waiver and Third Amendment to Debtor in Possession Loan and Security Agreement, dated March 16, 2005